Exhibit 10.7
TRANSACTION BONUS PLAN
     WHEREAS, on August 28, 2005, Doane Pet Care Enterprises, Inc. (the “Company”) and its wholly owned subsidiary, Doane Pet Care Company (“Doane”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DPC Newco, Inc. (“Newco”), a Delaware corporation formed by Ontario Teachers’ Pension Plan Board (“OTPP”);
     WHEREAS, subject to the satisfaction of all the conditions contained in the Merger Agreement, at Closing (as defined in the Merger Agreement), Newco will merge with and into the Company, with the Company continuing as the surviving corporation (the “Transaction”);
     WHEREAS, in connection with the Company’s entering into the Merger Agreement, and in consideration for services performed for Doane prior to the Closing, the Company’s Board of Directors (the “Board”) approved the payment of one-time transaction bonuses to Doane’s senior management listed on Exhibit A attached hereto (the “Participants”) in an aggregate amount of $14,750,000 (the “Bonuses”), with the payment of such Bonuses to be subject to the completion of the Transaction and certain other conditions;
     WHEREAS, the Participants have previously waived their rights to receive that portion of any payments (the “Excess Payments”) that would cause such Participants to be subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”); and
     WHEREAS, the stockholders of the Company have approved the payment of the Bonuses and the Excess Payments to the Participants, in accordance with Section 280G(b)(5) of the Code;
     NOW, THEREFORE, this Transaction Bonus Plan (the “Plan”) sets forth the terms and conditions of the Bonuses approved by the Board.
1.	Amount of Bonus Pool. The aggregate dollar amount of the Bonuses awarded under the Plan shall be $14,750,000. All Bonuses awarded under the Plan are intended to be transaction bonuses as contemplated under Section 5.1(e)(ii)(B) of the Merger Agreement.

2.	Individual Bonus Awards. Bonuses under the Plan are hereby awarded to the Participants in the respective amounts indicated on such Exhibit A.

3.	Conditions to Payment. The payment of the Bonuses is subject to the following conditions: (i) the consummation of the Transaction, (ii) the Participant either (A) remaining continuously employed with Doane through the consummation of the Transaction or (B) terminating employment with Doane prior to the consummation of the Transaction as a result of the Participant’s death or disability. For purposes of the Plan, “disability” shall have the meaning given in each Participant’s employment agreement with Doane (or an affiliate of Doane).

4.	Form of Payment. Bonuses awarded to Participants shall be paid either in cash (“Cash Awards”) or in a contractual right to receive shares of the Company’s Class A common stock, par value $0.01 per share, as the same shall be authorized under the certificate of incorporation of the Company following the consummation of the Transaction (“Common Stock”), as specified on Exhibit A attached hereto (“Deferred Shares”). Cash Awards shall be paid as soon as reasonably practicable following consummation of the Transaction. Any award of Deferred Shares shall be evidenced by a deferred share agreement to be entered into by the Company, Doane, and the Participant (a “Deferred Share Agreement”) in substantially the form attached as Exhibit B hereto.

5.	Tax Withholding. Doane or the Company, as applicable, shall have the power to withhold, or require a Participant to remit to the applicable entity promptly upon notification of the amount due, an amount (in cash or, in the discretion of the Board or a committee thereof, in shares of Common Stock otherwise deliverable to a Participant) sufficient to satisfy the statutory minimum federal, state, local, and foreign withholding tax requirements with respect to the award of any Bonuses awarded under the Plan. The withholding of taxes payable upon or with respect to an award of Deferred Shares shall be governed by the terms of the Deferred Share Agreement.

6.	Termination. If the Merger Agreement is terminated pursuant to Section 7.1 thereof, this Plan shall be immediately terminated, and neither the Company nor Doane shall have any liability to any Participant hereunder or under any Deferred Share Agreement.

7.	Unsecured Creditor. To the extent that any Participant acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

8.	Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

9.	Effective Date. The Plan is a new compensation arrangement for Participants that shall become effective as of October 21, 2005.

EXHIBIT A
To Transaction Bonus Plan

	Total Bonus	Deferred Share		Cash Bonus
Name	Amount	Amount		Amount
Douglas J. Cahill	$6,750,000	$1,720,204	*	$5,029,796	*
David L. Horton	$2,000,000	$593,000		$1,407,000
Kenneth H. Koch	$1,500,000	$506,000		$994,000
Joseph J. Meyers	$2,000,000	$522,000		$1,478,000
Philip K. Woodlief	$2,500,000	$703,500		$1,796,500

*	Approximate amounts, based on merger consideration equal to $2.75 per share; these amounts may be adjusted upon the final determination of the merger consideration.

EXHIBIT B
To Transaction Bonus Plan
DEFERRED SHARE AGREEMENT
     DEFERRED SHARE AGREEMENT (this “Agreement”), dated as of ___, 2005, is made between Doane Pet Care Enterprises, Inc. (the “Company”) and the individual whose name appears on the signature page hereof (the “Employee”) pursuant to the terms of the Company’s Transaction Bonus Plan (the “Plan”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning given such terms in the Plan.
     WHEREAS, in connection with the Company’s entering into the Merger Agreement, the Company established the Plan to provide Participants with a bonus opportunity for the services performed for Doane prior to the closing of the Transaction; and
     WHEREAS, the Board determined that the Employee shall receive a portion of his Bonus under the Plan in the form of Deferred Shares, and the Plan requires that the Company and the Employee enter into a Deferred Share Agreement setting forth the terms and conditions of such Deferred Shares;
     NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:
          1. Grant of Deferred Shares. Effective as of the date hereof, the Company hereby evidences and confirms its award to the Employee, on the terms and conditions of this Agreement and the Plan, of the number of Deferred Shares set forth on the signature page hereof, which represent the Company’s contractual obligation to deliver shares of Common Stock to the Employee upon the terms and conditions set forth herein and in the Plan.
          2. Delivery of Shares Underlying Deferred Shares. Any shares of Common Stock delivered or to be delivered in respect of Deferred Shares under this Section 2 are hereinafter referred to as “Shares.”
     (a) Unless the Employee shall elect to defer such distribution (a “Deferral Election”) by written notice to the Company in accordance with the procedures and conditions provided under Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively, “Section 409A”), upon the occurrence of a Trigger Event, the Company shall issue to the Employee, without payment of any consideration by the Employee, one share of Common Stock in settlement of each Deferred Share that he then holds.
     (b) If a Trigger Event shall not have occurred prior to the dates specified below, and unless the Employee shall make a Deferral Election, the Company shall issue to the Employee on such dates, without payment of any consideration by the Employee, one share of Common Stock in settlement of each Deferred Share to be settled on such dates, as follows: (i) on October 31, 2009, one-third of the total number of Deferred Shares that he holds on such date; (ii) on October 31, 2010, one-half of the Deferred Shares that he holds on such date (other than any such

Deferred Shares that he may have elected to defer receiving on October 31, 2009, as provided herein); and (iii) on October 31, 2011, the balance of any Deferred Shares that he holds on that date (other than any such Deferred Shares that he may have elected to defer receiving on October 31, 2009, or October 31, 2010, as provided herein). In like manner, any Deferred Shares that are the subject of a Deferral Election shall be settled by the issuance of a like number of Shares on the expiration of the applicable deferral period, unless the same are subject to a subsequent Deferral Election.
     As a condition to the delivery of any Shares in respect of Deferred Shares, the holder of such Deferred Shares shall become a party to (and such Shares shall become subject to) the Stockholders Agreement being entered into between the Company and a majority of its stockholders as of the date of this Agreement, as the same may be modified or amended from time to time. In the case of any Shares delivered in connection with a Change in Control, such Shares shall be deemed to be subject to the Stockholders Agreement effective as of immediately prior to the Change in Control.
     For the purposes of this Agreement, the following definitions shall apply:
     “Trigger Event” means the first to occur of the following: (1) a Change in Control; (2) the date of a termination of the Employee’s employment with the Company or an affiliate of the Company, if such termination occurs at any time between January 1 and May 31 in a particular year; or (3) the first March 15th following the date of a termination of the Employee’s employment with the Company or an affiliate of the Company, if such termination occurs at any time between June 1 and December 31 in a particular year. For purposes of this definition, a termination of the Employee’s employment with the Company shall constitute a Trigger Event only if such termination constitutes a “separation of service” under Section 409A.
     “Change in Control” means a transaction or series of related transactions occurring after the closing of the Transaction that:
     (i) involves the acquisition of Common Stock or Class B Common Stock of the Company representing more than 50% of the total fair market value of the Common Stock and Class B Common Stock of the Company or any successor by any one person or group (other than Ontario Teachers’ Pension Plan Board, an entity without share capital organized under the laws of Ontario, Canada (“OTPP”), or an affiliate of OTPP or the Company;
     (ii) involves the acquisition of Common Stock or Class B Common Stock of the Company representing 35% or more of the total voting power of the Common Stock and Class B Common Stock of the Company or any successor by any one person or group (other than OTPP or an affiliate of the Company or OTPP);
     (iii) involves a majority of the members of the Company’s board of directors being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election;
     (iv) involves the acquisition by any one person or group (other than OTPP or an affiliate of the Company or OTPP) of assets of the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.
For purposes of this definition, a Public Offering shall not be a Change in Control unless, in connection with such Public Offering, one or more of criteria described in items (i) through (iii) above is satisfied. The term “Change in Control” shall be interpreted in a manner consistent with the Change in Control Event provisions of Section 409A.
     “Public Offering” means a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “Commission”) that covers shares of Common Stock of the Company or any successor that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System or similar non-U.S. exchange or quotation system.
          3. Representations and Warranties.
     (a) Investment Intention. The Employee represents and warrants that the Deferred Shares have been, and any Shares will be, acquired by the Employee solely for the Employee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Employee further understands, acknowledges and agrees that none of the Deferred Shares may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated except to the extent expressly permitted hereby and that none of the Shares may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated unless the provisions of any stockholders agreement to which they are subject shall have been complied with or have expired.
     (b) Securities Law Matters. The Employee acknowledges that (i) the Deferred Shares and the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption provided under the Act or qualified under any state or non-U.S. securities or “blue sky” laws, (ii) it is not anticipated that there will be any current public market for the Shares, (iii) the Deferred Shares and the Shares must be held indefinitely and the Employee must continue to bear the economic risk of the investment in the Deferred Shares and the Shares unless the Shares are subsequently registered under the Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Act (“Rule 144”) is not presently available with respect to sales of the Shares, and the Company has made no covenant to make Rule 144 available, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule, (vi) the Company is not required to file reports with the Commission or make public information concerning the Company available unless required to do so by law or by the terms of its financing agreements and (vii) if the exemption afforded by Rule 144 is not available, sales of the Shares may be difficult to effect because of the absence of public information concerning the Company.
     (c) Ability to Bear Risk. The Employee represents and warrants that (i) the financial situation of the Employee is such that the Employee can afford to bear the economic risk of holding the Deferred Shares and Shares for an indefinite period and (ii) the Employee can afford to suffer the complete loss of the Employee’s investment in the Deferred Shares and Shares.
          4. Miscellaneous.
     (a) Compliance with Section 409A. Notwithstanding other provisions of this Agreement, the distributions of Shares underlying the Deferred Shares shall be limited to those times permitted under Section 409A. Any such distributions under this Agreement that are not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. The Company shall have no authority to accelerate distributions in excess of the authority permitted under Section 409A. Any provision of this Agreement that is not in compliance with the terms of Section 409A shall be automatically modified and amended to the extent necessary to conform with Section 409A, except that no such modification or amendment that would reduce any benefit payable to the Employee under this Agreement shall be made without the Employee’s consent.
     (b) Tax Withholding. Whenever Shares or other property are to be distributed in respect of any Deferred Shares awarded hereunder, the Company shall have the power to withhold, or require the Employee to remit to the Company, an amount sufficient to satisfy the statutory minimum federal, state, and local withholding tax requirements relating to such issuance, and the Company may defer issuance of such Shares or other property until such requirements are satisfied; provided, however, that the Company shall permit the Employee to elect, subject to such reasonable conditions as the Board (or a committee thereof) shall impose, to satisfy his minimum withholding obligation hereunder with Shares or any other property issuable hereunder.
     (c) Nonassignability. The Deferred Shares granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution upon the Employee’s death.
     (d) Dividend Equivalents. Until settlement of the Deferred Shares in accordance with Section 2, any cash dividends paid with respect to Shares subject to the Deferred Shares granted hereunder shall be credited to the Employee and shall be deemed invested in Shares on the record date established for the dividend and, accordingly, a number of additional Deferred Shares shall be credited to the Employee equal to the number obtained by dividing (i) the value of such dividend payments by (ii) the fair market value of a Share on the record date as determined in accordance with any stockholders agreement then in effect between the Company and the majority of its stockholders, or otherwise by the Board in good faith. Any fractional Deferred Shares to be credited to the Employee hereunder shall be rounded up to the nearest whole number.
     (e) No Voting or Other Rights as a Stockholder. Except for the rights awarded pursuant to Section 4(d), neither the Employee nor any person or persons to whom the Employee’s rights under this Agreement shall have passed by will or by the laws of descent and distribution, as the case may be, shall have any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares corresponding to the Deferred Shares granted hereby unless and until such Shares are issued in respect thereof.
     (f) Capital Adjustments. The number and kind of shares to which the Deferred Shares may relate and the number and kinds of securities deliverable with respect to the Deferred Shares shall be proportionally adjusted to reflect, as deemed equitable and appropriate by the Board (or a committee thereof), any stock dividend, stock split, share combination, recapitalization, reorganization, exchange of shares, spin-off of assets or other extraordinary dividend, merger, consolidation, issuance of warrants or other stock rights (but only if such issuance of warrants or other stock rights disproportionately affects the Employee’s Deferred Shares relative to holders of Common Stock), or any other similar transaction or event affecting the Common Stock. For the avoidance of doubt, the Deferred Shares shall remain outstanding following the consummation of the Transaction and each Deferred Share shall relate to one share of Common Stock following the consummation of the Merger.
     (g) No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any subsidiary to terminate the Employee’s employment at any time, or confer upon the Employee any right to continue in the employ of the Company or any subsidiary.
     (h) Interpretation. The Board (or a committee thereof) shall have full power and discretion to construe and interpret the terms of this Agreement and the Deferred Shares awarded hereunder, in good faith. Any determination or interpretation by the Board (or a committee thereof) under or pursuant to this Agreement shall be final and binding and conclusive on all persons affected hereby.
     (i) Requirements of Law. The issuance of shares of common stock pursuant to the Deferred Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
     (j) Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by fax, as follows:

(A)	If to the Company, to:

Doane Pet Care Enterprises, Inc.
210 Westwood Place South
Suite 400
Brentwood, Tennessee 37027
Attn: President
Fax Number: (615) 309-1191
Attn: General Counsel
Fax Number: (615) 309-1176

with copies to:

Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M 4H5 Canada
Attn: General Counsel
Fax Number: [(416) 730-3771]
Attn: Dean Metcalf
Fax Number: (416) 730-5083

Porter, Wright, Morris & Arthur llp
41 South High Street
Columbus, Ohio 43215
Attn: Jeffrey T. Hayes, Esq.
Fax Number: (614) 227-2100

and

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attn: Margaret A. Davenport, Esq.
Fax Number: (212) 909-6836

(B)	If to the Employee, to the Employee’s last known home address; or

(C)	to such other person or address as any party shall specify by notice in writing to the other party.
     All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.
     (k) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
     (l) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.
     (m) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.
     (n) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
     (o) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
     (p) FOR FLORIDA PURCHASERS. PURCHASERS OF SECURITIES THAT ARE EXEMPTED FROM REGISTRATION BY SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT HAVE THE RIGHT TO VOID THEIR PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION UNLESS SALES ARE MADE TO FEWER THAN FIVE (5) PURCHASERS IN FLORIDA (NOT COUNTING INSTITUTIONAL INVESTORS DESCRIBED IN SECTION 517.061(7)).
     (q) Accredited Investor Status. The Employee represents and warrants to the Company that he is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Act.
     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

DOANE PET CARE ENTERPRISES, INC.

By:

Name:
Title:

THE EMPLOYEE:

«Name»

By:

Address of the Employee

«Address»
Number of Deferred Shares: